Exhibit 99.1

            Financial Statement Schedules of the Trust


Schedule Number          Description
----------------         ------------

I                        Summary of Investments - Other than
                         Investments in Related Parties

II                       Condensed Financial Information of
                         Registrant

III                      Supplementary Insurance Information

IV                       Reinsurance

V                        Valuation and Qualifying Accounts

VI                       Supplemental Information Concerning
                         Property - Casualty Insurance Operations

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE I - SUMMARY OF INVESTMENTS -
  OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 1996 AND 1995


1996
                                                                Balance
                                                                Sheet
Type of Investment                     Cost         Value       Amount
-------------------------------------------------------------------------

Fixed maturities:
  Bonds:
    United States
     Government and
     government agencies
     and authorities                    $98,966      $98,022     $98,966
    States, municipalities
     and political
     subdivisions                       626,574      619,364     619,364
  Certificates of deposit               948,084      946,058     946,058
                                      ---------    ---------   ---------
Total fixed maturities                1,673,624    1,663,444   1,664,388
                                      ---------    ---------   ---------
Equity securities:
  Common stocks:
     Industrial,
     miscellaneous and
     all other                        1,696,944    1,696,944   1,696,944
                                      ---------    ---------   ---------
Total investments                    $3,370,568   $3,360,388  $3,361,332
                                      =========    =========   =========

1995

Fixed maturities:
  Bonds:
   United States
     Government and
     government agencies
     and authorities                    $94,829      $93,071     $94,829
   States, municipalities
     and political
     subdivisions                       178,420      178,676     178,420
  Certificates of deposit             1,973,896    1,975,106   1,973,896
                                      ---------    ---------   ---------
Total fixed maturities                2,247,145    2,246,853   2,247,145
                                      ---------    ---------   ---------
Equity securities
  Common stocks:
     Industrial,
     miscellaneous and
     all other                        2,580,183    2,469,692   2,469,692
                                      ---------    ---------   ---------
Total investments                    $4,827,328   $4,716,545  $4,716,837
                                      =========    =========   =========

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
DECEMBER 31, 1996 AND 1995



Schedule II is not applicable. The registrant has no subsidiaries.

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
DECEMBER 31, 1996 AND 1995



                        Future                 Other
           Deferred     Policy                 Policy
           Policy       Benefits,              Claims and
           Acquisition  Claims and   Unearned  Benefits
Segment    Costs        Loss Exp.    Claims    Payable
------------------------------------------------------------

    1996
See Note     $0             $0         $0      $2,173,234

    1995
See Note     $0             $0     $1,466,279  $3,005,414


                                  Benefits,      Amorti-
                                    Claims,    zation of
                           Net     loss and     Deferred
                       Invest-      Settle-       Policy    Other
Premium                   ment         ment         Acq.    Operating  Premiums
Revenue                 Income     Expenses        Costs    Expenses   Written
-----------------------------------------------------------------------------------

$2,077,351            $297,076   $1,305,774          $0    $479,507  $2,077,351

$5,659,925            $328,027   $3,411,027          $0    $469,082  $5,659,925

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE IV - REINSURANCE
DECEMBER 31, 1996 AND 1995



Schedule IV is not applicable. There was no reinsurance ceded or assumed in 1996 or 1995.

Delta Agricultural and Industrial Trust
Schedule V - Valuation and Qualifying Accounts
December 31, 1996 and 1995

                                Additions
                            ---------------------
            Balance       Charged    Charged                  Balance
            Beginning     to Costs   to Other                 End of
Description Period        & Expense  Accounts  Deductions     Period
--------------------------------------------------------------------------

Allowance
deducted from
asset to which
it applies:

Allowance for
  doubtful
  accounts:
Year ended
  December
  31, 1995
  (Note A)  $97,332       -          -         $80,555        $16,777

Year ended
  December
  31, 1996
  (Note A)   16,777       -          -          16,777              0


Allowance
 for Unrealized
 losses on securities
 available-for-sale
Year ended
  December
  31, 1995
  (Note C)  158,987       -          -          48,496        110,491
Year ended
  December
  31, 1996
  (Note B)  110,491       -          -         101,255          9,236

Note A - Uncollected receivables written off net of recoveries.
Note B - Loss recognized on securities sold or reclassified as "Trading Securities".
Note C - Loss recognized on securities sold and write-up of marketable securities previously written down.

DELTA AGRICULTURAL AND INDUSTRIAL TRUST
SCHEDULE VI - SUPPLEMENTAL INFORMATION
  CONCERNING PROPERTY-CASUALTY INSURANCE OPERATIONS
DECEMBER 31, 1996 AND 1995


                 Deferred          Reserve for
Affiliation      Policy            Unpaid Claims                                                Net
with             Acquisition       and Claim                        Unearned    Earned          Investment
Registrant       Costs             Adj. Expense       Discount      Premiums    Premiums        Income
--------------------------------------------------------------------------------------------------------------

    1996
Registrant          $0              $2,173,234        $237,894           $0     $2,077,351        $297,076


    1995
Registrant          $0              $3,005,414        $251,104      $1,466,279  $5,659,925        $328,027

                Claims and Claim
                Adjustment Expenses
                Incurred Related to             Amortization         Paid Claims
                ----------------------          of Deferred          and Claim
                Current          Prior          Policy Acq.          Adjustment    Premium
                Year             Years          Costs                Expenses      Written
--------------------------------------------------------------------------------------------------------------

    1996
Registrant      $959,032       ($42,440)              $0              $1,748,772   $2,077,351


    1995
Registrant      $2,558,087     ($109,365)             $0              $2,456,050   $5,659,925
